UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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AMERICAN ENERGY CAPITAL PARTNERS —
ENERGY RECOVERY PROGRAM, LP

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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405 Park Avenue — 14th Floor
New York, New York 10022
NOTICE OF SPECIAL MEETING OF UNITHOLDERS

To Be Held on Monday, November 2, 2015

October 7, 2015

To the Unitholders of American Energy Capital Partners — Energy Recovery Program, LP:

You are cordially invited to attend a Special Meeting of Unitholders (“Special Meeting”) of American Energy Capital Partners — Energy Recovery Program, LP, a Delaware limited partnership (the “Partnership”) to be held on Monday, November 2, 2015 at the Core Club, located at 66 E 55th St, New York, NY 10022, commencing at 11:00 a.m. (local time). The Special Meeting will be held for the purpose of considering and voting upon a proposal to approve the dissolution and liquidation of the Partnership. Following approval, the Partnership’s general partner intends to commence the dissolution and liquidation of the Partnership. In connection with its dissolution and liquidation, the Partnership will make a distribution to unitholders in an amount equal to 100% of their capital contribution to the Partnership in addition to any distributions already received.

American Energy Capital Partners GP, LLC (the “General Partner”) has fixed the close of business on Friday, September 25, 2015 as the record date for the determination of unitholders entitled to notice of and to vote at the Special Meeting or any postponement or adjournment thereof. Record holders of units at the close of business on the record date are entitled to notice of and to vote at the Special Meeting.

For further information regarding the matters to be acted upon at the Special Meeting, I urge you to carefully read the accompanying proxy statement. If you have questions about the proposal or would like additional copies of the proxy statement, please contact our proxy solicitor, Boston Financial Data Services, Inc. at 1-855-800-9422.

Whether you own a few or many units and whether you plan to attend the Special Meeting in person or not, it is important that your units be voted at the Special Meeting. You may authorize a proxy to vote your units by using a toll-free telephone number or via the Internet. Instructions for using these convenient services are provided on the enclosed proxy card and in the attached proxy statement. If you prefer, you may authorize a proxy to vote your units by marking your votes on the proxy card, signing and dating it and mailing it in the postage paid return envelope provided. If you sign and return your proxy card without specifying your choices, it will be understood that you wish to have your units voted in accordance with the recommendation of the General Partner. If we do not hear from you after a reasonable amount of time, you may receive a telephone call from our proxy solicitor, reminding you to vote your units.

You are cordially invited to attend the Special Meeting. Your vote is important.

By Order of the General Partner,

/s/ William M. Kahane

William M. Kahane
Chief Executive Officer and President

AMERICAN ENERGY CAPITAL PARTNERS — ENERGY RECOVERY PROGRAM, LP
405 Park Avenue, 14th Floor
New York, New York 10022

PROXY STATEMENT

The accompanying proxy card, mailed together with this proxy statement (this “Proxy Statement”) is solicited by and on behalf of American Energy Capital Partners GP, LLC (the “General Partner”), the general partner of American Energy Capital Partners — Energy Recovery Program, LP, a Delaware limited partnership (which we refer to in this Proxy Statement as the “Partnership”), for use at a Special Meeting of Unitholders (the “Special Meeting”) and at any postponement or adjournment thereof. References in this Proxy Statement to “we,” “us,” “our” or like terms also refer to the Partnership, and references in this Proxy Statement to “you” refer to the unitholders of the Partnership. The mailing address of our principal executive offices is 405 Park Avenue, 14th Floor, New York, New York 10022.

Important Notice Regarding the Availability of Proxy Materials
for the Special Meeting To Be Held on Monday, November 2, 2015

This Proxy Statement and the Notice of Special Meeting are available at: www.2voteproxy.com/arc.

INFORMATION ABOUT THE MEETING AND VOTING

What is the date of the Special Meeting and where will it be held?

The Special Meeting will be held on Monday, November 2, 2015, commencing at 11:00 a.m. (local time) at the Core Club, located at 66 E 55th St, New York, NY 10022.

What is the purpose of the Special Meeting?

On September 11, 2015, the Partnership suspended the acceptance of subscriptions pursuant to its initial public offering (the “Offering”) and subsequently formally terminated the Offering. Also on September 11, 2015, in anticipation of the termination of the Offering, the Partnership and AECP Management, LLC (the “Manager”) mutually terminated the management services agreement dated June 16, 2014, pursuant to which the Manager was engaged to provide management and operating services regarding substantially all aspects of the Partnership’s oil and gas operations. Following the termination of the Offering, the Partnership’s general partner intends to commence the dissolution and liquidation of the Partnership. In connection with its dissolution and liquidation, the Partnership will make a distribution to unitholders in an amount equal to 100% of their capital contribution to the Partnership in addition to any distributions already received.

At the Special Meeting, unitholders of the Partnership will vote upon a proposal to approve the liquidation and dissolution of the Partnership. Upon the approval of the liquidation and dissolution of the Partnership, we will cease to carry on business except to the extent necessary for the winding up of our business and affairs, and the liquidation of our assets.

What will I be voting on at the Special Meeting?

At the Special Meeting, you will be asked to consider and vote upon a proposal to approve the liquidation, and dissolution of the Partnership. We will undertake the following, among other things:

•	pay or provide for our liabilities and expenses, which may include the purchase of insurance or the establishment of a reserve fund to provide for payment of contingent or unknown liabilities;
•	make a distribution to unitholders in an amount equal to 100% of their capital contribution to the Partnership in addition to any distributions already received;
•	take all necessary or advisable actions to wind-up our affairs; and
•	wind-up our operations and dissolve the Partnership.

No other matter may be considered at the Special Meeting other than the matter set forth above.

What will I receive in the liquidation?

The Partnership owns no properties or investments. The General Partner will make a contribution to the Partnership in an amount such that the Partnership is able to make a distribution to unitholders in an amount equal to 100% of their capital contribution to the Partnership in addition to any distributions already received. As a result, unitholders will receive a per unit distribution in an amount equal to the applicable purchase price.

When will I receive my liquidating distribution?

We expect to make the liquidating distribution to unitholders within 45 days of the approval of the liquidation and dissolution of the Partnership at the Special Meeting.

What are the U.S. federal income tax consequences of the liquidation?

Each unitholder is required to take into account its distributive share of the Partnership’s income, gains, losses, deductions, credits and tax preference items in computing such unitholder’s U.S. federal income tax liability for any taxable year, including the year of liquidation. In addition, for U.S. federal income tax purposes, a unitholder will recognize gain to the extent the amount of the liquidating distribution received by the unitholder exceeds the unitholder’s adjusted tax basis for its units. It is expected that the liquidation distribution received by unitholders will exceed their adjusted tax basis in their Partnership units.

Because the liquidating distribution is a fully taxable transaction, the Internal Revenue Code of 1986, as amended (the “Code”) generally allows any suspended passive activity losses of a unitholder with respect to its investment in the Partnership to be used to reduce other income of the unitholder upon liquidation. Consequently, unitholders who have not been able to use passive activity losses generated by the Partnership are likely to be able to use their unused passive activity losses upon the liquidation.

THE DISCUSSION OF U.S. FEDERAL INCOME TAX CONSIDERATIONS SET FORTH IN THIS PROXY STATEMENT DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OR LISTING OF ALL POTENTIAL TAX EFFECTS THAT MAY APPLY TO A UNITHOLDER. UNITHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS IN ORDER TO DETERMINE THE PARTICULAR U.S. FEDERAL, STATE, LOCAL, NON-U.S. AND OTHER TAX CONSEQUENCES TO THEM OF THE LIQUIDATION AND DISSOLUTION OF THE PARTNERSHIP.

Who can vote at the Special Meeting?

The record date for the determination of holders of units entitled to notice of and to vote at the Special Meeting, or any postponement or adjournment of the Special Meeting, is the close of business on Friday, September 25, 2015. As of the record date, 562,287 units were issued and outstanding and entitled to vote at the Special Meeting.

How many votes do I have?

Each unit entitles the holder to one vote on each matter considered at the Special Meeting or any postponement or adjournment thereof. The enclosed proxy card shows the number of units you are entitled to vote.

How may I vote?

You may vote in person at the Special Meeting or by authorizing a proxy to vote your units. Instructions for in person voting, including directions to the Special Meeting, can be obtained by calling our proxy solicitor, Boston Financial Data Services, Inc. (“Boston Financial”) at 1-855-800-9422. Unitholders may authorize a proxy by mail by completing, signing, dating and returning their proxy card in the enclosed envelope. Unitholders may also authorize a proxy to vote their units via the Internet at www.2voteproxy.com/arc.

For those unitholders with Internet access, we encourage you to authorize a proxy to vote your units via the Internet, a convenient means of authorizing a proxy that also provides cost savings to us. In addition, when you authorize a proxy to vote your units via the Internet or by telephone prior to the Special Meeting date, your proxy authorization is recorded immediately and there is no risk that postal delays will cause your vote by proxy to arrive late and, therefore, not be counted. For further instructions on authorizing a proxy to vote your units, see your proxy card enclosed with this Proxy Statement. You may also vote your units at the Special Meeting. If you attend the Special Meeting, you may vote in person, and any proxies that you authorized by mail or by Internet or telephone will be superseded by the vote that you cast at the Special Meeting.

How will proxies be voted?

Units represented by valid proxies will be voted at the Special Meeting in accordance with the directions given. If the enclosed proxy card is signed and returned without any directions given, the units will be voted “FOR” the proposal to approve the liquidation and dissolution of the Partnership.

No other business will be presented at the Special Meeting other than as set forth in the attached Notice of Special Meeting of Unitholders.

How can I change my vote or revoke a proxy?

You may revoke your proxy at any time prior to the voting thereof by (i) submitting a later-dated proxy either by telephone, via the Internet or in the mail to our proxy solicitor at the following address: Boston Financial Data Services, Inc., 2000 Crown Colony Drive, Quincy, MA 02169; or (ii) by attending the Special Meeting and voting in person. No written revocation of your proxy shall be effective, however, unless and until it is received at or prior to the Special Meeting.

What vote is required to approve each item?

The affirmative vote of unitholders holding a majority of the outstanding units (a “Unitholder Majority”) is required for approval of the proposal to approve the liquidation and dissolution of the Partnership. For purposes of the proposal, abstentions and any failures to vote will have the same effect as votes against the proposal. The approval of the proposal by a Unitholder Majority at the Special Meeting will be deemed to constitute the approval of all unitholders.

The proposal, if approved, will not entitle unitholders to appraisal rights.

What constitutes a “quorum”?

The presence at the Special Meeting, in person or represented by proxy, of unitholders holding a majority of the outstanding units shall constitute a quorum at the Special Meeting. Abstentions will be counted as present for the purpose of establishing a quorum.

Will you incur expenses in soliciting proxies?

We are soliciting the proxy on behalf of the General Partner, and we will pay all costs of preparing, assembling and mailing the proxy materials. We have retained Boston Financial, Realty Capital Securities, LLC (“RCS”) and American National Stock Transfer, LLC (“ANST”) to aid in the solicitation of proxies. Boston Financial will receive a fee of approximately $4,500 and we expect to pay RCS and ANST an aggregate amount of approximately $4,500 for proxy solicitation services provided for us, which includes the reimbursement for certain costs and out of pocket expenses incurred in connection with their services, all of which will be paid by us. In addition, our officers may solicit proxies by telephone or fax, without receiving any additional compensation for their services.

What does it mean if I receive more than one proxy card?

Some of your units may be registered differently or held in a different account. You should authorize a proxy to vote the units in each of your accounts by mail, by telephone or via the Internet. If you mail proxy cards, please sign, date and return each proxy card to guarantee that all of your units are voted.

Whom should I call for additional information about voting by proxy or authorizing a proxy by telephone or Internet to vote my units?

Please call Boston Financial, our proxy solicitor, at 1-855-800-9422.

Whom should I call with other questions?

If you have additional questions about this Proxy Statement or the Special Meeting or would like additional copies of this Proxy Statement, please contact: American Energy Capital Partners — Energy Recovery Program, LP, 405 Park Avenue, 14th floor, New York, New York, 10022, Attention: Investor Relations, Telephone: 1-877-373-2522, E-mail: investorservices@americanrealtycap.com.

UNLESS SPECIFIED OTHERWISE, THE PROXIES WILL BE VOTED “FOR” THE PROPOSAL TO APPROVE THE LIQUIDATION AND DISSOLUTION OF THE PARTNERSHIP.

PROPOSAL

APPROVAL OF THE LIQUIDATION AND DISSOLUTION OF THE PARTNERSHIP

The Proposal

On September 11, 2015, the Partnership suspended the acceptance of subscriptions pursuant to its initial public offering (the “Offering”) and subsequently formally terminated the Offering. Also on September 11, 2015, in anticipation of the termination of the Offering, the Partnership and AECP Management, LLC (the “Manager”) mutually terminated the management services agreement dated June 16, 2014, pursuant to which the Manager was engaged to provide management and operating services regarding substantially all aspects of the Partnership’s oil and gas operations. Following the termination of the Offering, the Partnership’s general partner intends to commence the dissolution and liquidation of the Partnership. In connection with its dissolution and liquidation, the Partnership will make a distribution to unitholders in an amount equal to 100% of their capital contribution to the Partnership in addition to any distributions already received.

We are requesting that you approve the liquidation and dissolution of the Partnership. By voting in favor of the liquidation and dissolution of the Partnership, you will also approve and ratify the following actions described below which the Partnership and the General Partner will undertake in connection with proposed liquidation and dissolution:

•	pay or provide for our liabilities and expenses, which may include the purchase of insurance or the establishment of a reserve fund to provide for payment of contingent or unknown liabilities;
•	make a distribution to unitholders in an amount equal to 100% of their capital contribution to the Partnership in addition to any distributions already received;
•	take all necessary or advisable actions to wind-up our affairs; and
•	wind-up our operations and dissolve the Partnership.

The Partnership owns no properties or investments. The General Partner will make a contribution to the Partnership in an amount such that the Partnership is able to make a distribution to unitholders in an amount equal to 100% of their capital contribution to the Partnership in addition to any distributions already received. As a result, unitholders will receive a per unit distribution in an amount equal to the applicable purchase price. We expect to make the liquidating distribution to unitholders within 45 days of the approval of the liquidation and dissolution of the Partnership at the Special Meeting.

Upon the completion of the final distribution in connection with the liquidation of the Partnership, the certificate of limited partnership and all qualifications of the Partnership as a foreign limited partnership in jurisdictions other than the State of Delaware shall be cancelled and unitholders shall no longer have any rights or obligations with respect to their units.

CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a brief summary of the U.S. federal income tax considerations that are likely to be material to unitholders with respect to the liquidation and dissolution of the Partnership. This discussion is based upon the Code, Treasury regulations promulgated under the Code, and reported judicial and administrative rulings and decisions in effect as of the date of this proxy statement, all of which are subject to change, retroactively or prospectively, and to possibly differing interpretations. Any such change could affect the validity of this discussion. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. This discussion does not address (i) U.S. federal taxes other than income taxes or (ii) state, local or non-U.S. taxes. In addition, this discussion does not purport to address the U.S. federal income or other tax considerations applicable to unitholders that are subject to special treatment under U.S. federal income tax law, including, for example, financial institutions, partnerships or entities treated as partnerships for U.S. federal income tax purposes and investors therein, S corporations or other pass-through entities, insurance companies, pension plans or other tax-exempt organizations, dealers in securities or currencies, traders in securities that elect to use a mark to market method of accounting, regulated investment companies, real estate inestment trusts, certain U.S. expatriates, persons whose “functional currency” is not the U.S. dollar, and persons who acquired our units as compensation. This summary assumes that unitholders hold our units as a capital asset within the meaning of Section 1221 of the Code, which generally means as property held for investment. In addition, this summary generally does not address tax consequences to unitholders who are not “U.S. persons.” In general, a “U.S. person” is a person (other than a partnership or entity treated as a partnership for U.S. federal income tax purposes) who or that is, for U.S. federal income tax purposes: (i) an individual citizen or resident of the United States; (ii) a corporation or other entity taxable as a corporation for U.S. federal income tax purposes, that is created or organized in or under the laws of the United States, any state thereof or the District of Columbia; (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (iv) a trust if (a) a court within the United States is able to exercise primary supervision over its administration, and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) the trust has a valid election in effect under current Treasury Regulations to continue to be treated as a U.S. person. If a partnership or entity treated as a partnership for U.S. federal income tax purposes holds our units, the U.S. federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. A partner in a partnership that holds our units should consult its own tax advisors regarding the tax consequences to the partner. Unitholders are urged to consult their own tax advisors in order to determine the particular U.S. federal, state, local, non-U.S. and other tax consequences to them of the liquidation and dissolution of the Partnership.

In General.  The Partnership, as a partnership for federal income tax purposes, is not subject to federal income tax; rather, each unitholder is required to take into account its distributive share of the Partnership’s income, gains, losses, deductions, credits and tax preference items in computing such unitholder’s U.S. federal income tax liability for any taxable year of the Partnership ending within or with the taxable year of such unitholder, without regard to whether the unitholder has received or will receive any distribution from the Partnership. Such distributive share is required to be reported by the Partnership to each unitholder on a Schedule K-1. Each unitholder is required to report consistently with such Schedule K-1 unless it discloses any inconsistent position to the IRS when it files its U.S. federal income tax return. A unitholder’s distributive share of the Partnership’s income or loss is determined in accordance with the allocations set forth in the Partnership Agreement.

Distribution to the unitholders.  A unitholder will recognize gain to the extent the amount of the liquidating distribution received by the unitholder exceeds the unitholder’s adjusted tax basis for its units. A unitholder’s adjusted tax basis for its units generally will equal the amount of cash contributed to the Partnership by the unitholder for its units, increased by the unitholder’s allocable share of the Partnership’s income from operations in any tax year, decreased by the unitholder’s allocable share of the Partnership’s losses from normal operations in any tax year and further decreased by the amount of any distributions made to the unitholder. The Partnership has not and is not expected to earn net income prior to its liquidation. Accordingly, a unitholder’s adjusted tax basis for its unit will have been decreased by its allocable share of the Partnership’s losses from normal operations for the Partnership’s initial tax year and decreased by the amount of any distributions that have been or will be made to the unitholder prior to the liquidating distribution. It is anticipated that a unitholder’s adjusted tax basis for its units will be decreased further by its allocable share of the Partnership’s losses from normal operations for the year of the liquidation (or less likely, be increased by the amount of the unitholder’s allocable share of the Partnership’s income). Because the proposal calls for each unitholder to receive 100% of its capital contribution to the Partnership in addition to any distributions previously made to the unitholder, the cash distribution to a unitholder in liquidation of its units is expected to exceed the unitholder’s adjusted tax basis for its units, and thereby cause the unitholder to recognize gain. Any such gain will be capital gain. In general, any such capital gain recognized by an individual, estate or trust will qualify for the 20% maximum federal income tax rate (35% in the case of a C corporation taxpayer) on capital gains if the unitholder units were held by such unitholder for more than one year.

Passive Activity Rules.  Unitholders that are individuals, trusts, estates, closely held corporations or personal service corporations are subject to the passive activity loss limitations rules of Section 469 of the Code. A unitholder’s allocable share of any such losses may be used by the unitholder in the current taxable year only to offset passive activity income from a unitholder’s other passive activity investments, with the excess suspended indefinitely. However, because the liquidating distribution is a fully taxable transaction, Section 469 of the Code generally allows any suspended passive activity losses of the unitholder with respect to its investment in the Partnership to be used to reduce other income of the unitholder. Consequently, if you as a unitholder have not been able to use the passive activity losses generated by the Partnership, it is likely that you will be able to use your unused passive activity losses upon the liquidation. Unitholders are urged to consult with their own tax advisors regarding the impact of the passive loss rules on their individual circumstances.

Medicare Tax.  Certain net investment income earned by U.S. citizens and resident aliens and certain estates and trusts is subject to a 3.8% Medicare tax. Net investment income includes, among other things, a unitholder’s allocable share of Partnership net income and net gain, gain resulting from a cash distribution to unitholders, as well as net gain realized by a unitholder from a sale or exchange of its units. You should consult your own tax advisor regarding the effect, if any, of this tax on your ownership and disposition of Partnership units.

THE FOREGOING DISCUSSION IS ONLY A SUMMARY AND IS NOT A COMPLETE ANALYSIS OR LISTING OF ALL POTENTIAL TAX EFFECTS RELEVANT TO A DECISION WHETHER TO VOTE IN FAVOR OF APPROVAL OF THE LIQUIDATION. YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISOR IN ORDER TO DETERMINE THE PARTICULAR U.S. FEDERAL, STATE, LOCAL, NON-U.S. AND OTHER TAX CONSEQUENCES TO YOU OF THE LIQUIDATION AND DISSOLUTION OF THE PARTNERSHIP.

OTHER MATTERS PRESENTED FOR ACTION AT THE SPECIAL MEETING

The General Partner does not intend to present for consideration at the Special Meeting any matter other than the matter specifically set forth in the Notice of Special Meeting of Unitholders. No other matter may be considered at the Special Meeting other than the matter set forth in the Notice of Special Meeting of Unitholders.

By Order of the General Partner,

/s/ William M. Kahane

William M. Kahane
Chief Executive Officer and President

PROXY TABULATOR
PO BOX 55909
BOSTON, MA 02205-5909

# Your Vote is Important!

## Vote by Internet

Please go to the electronic voting site at **www.2voteproxy.com/arc**. Follow the on-line instructions. If you vote by internet, you do not have to return your proxy card.

## Vote by Mail

Complete, sign and date your proxy card and return it promptly.

**Please ensure the address below shows through the window of the enclosed postage paid return envelope.**

PROXY TABULATOR
PO BOX 55909
BOSTON, MA 02205-9100

**AMERICAN ENERGY CAPITAL PARTNERS—ENERGY RECOVERY PROGRAM, LP**
**PROXY FOR SPECIAL MEETING OF UNITHOLDERS**

**To Be Held on Monday, November 2, 2015**

**This proxy is solicited by the General Partner**

The undersigned unitholder of American Energy Capital Partners—Energy Recovery Program, LP, a Delaware limited partnership (the "Partnership"), hereby appoints William M. Kahane, Nicholas Radesca, James Tanaka and Jason Emala, and each of them, as proxies for the undersigned, with full power of substitution in each of them, to attend the Special Meeting of Unitholders to be held on Monday, November 2, 2015 at The Core Club, located at 66 E. 55th Street, New York, New York 10022 at 11:00 a.m. (local time), and any and all adjournments and postponements thereof, and to cast, on behalf of the undersigned, all votes on the Proposal listed in this Proxy Card that the undersigned is entitled to cast, and otherwise to represent the undersigned, at such meeting and all adjournments and postponements thereof, with all power possessed by the undersigned as if personally present.

The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Unitholders and of the accompanying Proxy Statement, which is hereby incorporated by reference, and revokes any proxy heretofore given with respect to the Proposal listed in this Proxy Card.

**The votes entitled to be cast by the undersigned will be cast in the manner directed herein by the undersigned unitholder.** If this proxy is executed but no instruction is given, the votes entitled to be cast by the undersigned will be cast "For" the Proposal.

By signing and dating below, you authorize the proxies to cast all votes you are entitled to cast on the Proposal listed in this Proxy Card as marked, or if not marked, to vote "FOR" the Proposal, and to use their discretion to vote for any procedural matter relating to the Proposal as may properly come before the Special Meeting or any adjournment or postponement thereof. If you do not intend to personally attend the Meeting, please complete and return this card at once in the enclosed envelope.

Please sign exactly as your name appears hereon. When units are held by joint tenants, both should sign. When signing as attorney or as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature Date

Co-Owner Signature, if jointly held Date